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                                  MICHAEL RONCA
                             -EMPLOYMENT AGREEMENT-

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THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 1st day of September, 2000 by and between Michael Ronca ("Employee") and Playa Minerals & Energy, Inc. ("Company).


                                     RECITAL
This Agreement is made and entered into with reference to the following facts and objectives:

The Company desires to establish its right to the services of Employee in the capacities described below, on the terms and conditions hereinafter set forth, and Employee is willing to accept such employment on such terms and conditions.

Therefore, in consideration of the mutual agreements hereinafter set forth, Employee and Company have agreed and do hereby agree as follows:

                                    AGREEMENT

Section 1: DUTIES

The Company does hereby hire, engage, and employ Employee as the Chairman of the Company, and Employee does hereby accept and agree to such hiring, engagement and employment. Employee shall serve Company in such positions, diligently, competently, and in conformity with provisions of this Agreement and the corporate policies of Company as they presently exist, and as such policies may be amended, modified, changed, or adopted during the Period of Employment, as hereinafter defined.

Subject to specific elaboration by the Company's Board of Directors as to the duties (which shall be consistent herewith and with Employee's offices provided for hereunder) that are to be performed by Employee and the manner in which such duties are to be performed, the duties of Employee shall entail those duties customarily performed by a Chairman of the Company with a sales volume and the number of employees commensurate with those of Company. .

Throughout the Period of Employment, Employee shall devote part of his time, energy, and skill to the performance of his duties for Company. The foregoing notwithstanding, Employee shall be permitted to (1) engage in charitable and community affairs, (ii) act as a officer and/or director of any corporations or organizations outside Company and

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receive compensation therefore, and (iii) to make investments of any character in any business or businesses not in competition with Company and to manage such investments.

Employee shall exercise due diligence and care in the performance of his duties for and the fulfillment of his obligations to Company under this Agreement.

The Company shall furnish Employee with office, secretarial and other facilities and services as are reasonably necessary or appropriate for the performance of Employee's duties hereunder and consistent with his positions as to the Chairman of the Company.

Section 2: PERIOD OF EMPLOYMENT

The Period of Employment shall, unless sooner terminated as provided herein, be five (5) years commencing on the 1st day of September, 2000 (the "Effective Date") and ending with the close of business on the 31st day of August, 2006 (the "Employment Term")

The Employment Term shall automatically be extended one (1) year (the "Renewal Period") unless written notification is given by either party to the other at least six (6) months prior to the end of the Period of Employment. For the purposes of this Agreement, the Period of Employment shall be the Employment Term plus any and all Renewal Periods.

Section 3: COMPENSATION

1) BASE SALARY. During the Period of Employment, Company shall pay Employee, and Employee agrees to accept from Company, in payment for his services a base salary of two hundred thousand dollars ($ 200,000.00) per year ("Base Salary"), payable in equal semi-monthly installments or at such other time or times as Employee and Company shall agree. Upward adjustment to the Base Salary shall be considered by Company' not less frequently than annually. Company's Board of Directors at any time or times may, but shall have no obligation to, supplement Employee's salary by such bonuses and/or other special payments and benefits as Company in its sole and absolute discretion may determine.

2) ANNUAL INCENTIVE COMPENSATION. As an incentive to increase the reserves of the company and maximize cash flow of existing assets, an annual bonus shall be computed each year based on increases in the proved reserve base of properties on each January 1St owned by the company as of the prior year. New acquisitions by the company shall not be considered as part of the increase in

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    reserve base for purposes of the bonus calculation. Increases in reserve base shall be those increases in BOE equivalent over the reserve report for the previous year. The reserve increases must be documented by independent third party engineers hired by the company.

    The bonus shall be computed by multiplying the PV 10% value of the current year's increase over the prior year by a factor of 3 % to the net increase in cash value. The bonus shall then be paid as decided between the Directors and Mr. Ronca either in cash, stock, or a combination thereof.

3) EQUITY COMPENSATION. Employee shall be entitled to participate in an equity-based plan or arrangement, including but not limited to, stock options, stock appreciation rights, restricted stock, or other equity incentive plan or arrangement for senior management employees of Company, including Employee, or for Employee alone, in accordance with the terms, conditions, and provisions as the same may be changed, amended, or terminated, from time to time.

4) SIGN-ON BONUS. Company has granted Employee 175,000 number of Discounted Stock Options with a strike price of $.02. These options were immediately vested. However, these options were not exercisable until six months from grant date to insure Employee of being taxed at exercise rather than at grant.

   Anything in this Agreement or in such plan or arrangement to the contrary notwithstanding, the inclusion in such plan or arrangement of any provision(s) addressing participation by Employee in such plan or arrangement for a period of years shall not be interpreted as a promise of continued employment by Company for such period of years or any other period of time.

Section 4: BENEFITS

1) HEALTH AND WELFARE. During the Period of Employment, and for additional period or periods as specified under Section 6(b) ("Death or Disability - Termination Due to Death or Disability"), Employee shall participate in all health and welfare benefit plans and programs generally available to all other senior management employees of Company or to all employees of Company, subject to any restrictions specified in such plans and to receive such other benefits and conditions of employment as are provided to all other senior officers or executives of Company as of the date of this Agreement.

2) FRINGE BENEFITS. During the Period of Employment, Employee shall be entitled to participate in all fringe benefit plans and programs generally available to all other

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    senior management employees of Company or to all employees of Company, subject to any restrictions specified in such plans and to receive such other benefits and conditions of employment as are provided to all other senior officers or executives of Company as of the date of this Agreement

3) BUSINESS EXPENSES. During the Period of Employment, Company shall pay, or in case paid by Employee in the first instance reimburse Employee for, any and all necessary, customary, and usual expenses incurred by his in connection with the performance of his duties hereunder, including, without limitation, all traveling expenses, and entertainment expenses, upon submission of appropriate vouchers and documentation.

Section 5: NO OTHER BENEFITS OR COMPENSATION

Employee, as a result of his employment by Company shall be entitled to only the compensation and benefits provided for in this Agreement, subject to the terms thereof and no others.

Section 6: DEATH OR DISABILITY

1) DEFINITION OF PERMANENTLY DISABLED AND PERMANENT DISABILITY. For purposes of this Agreement, the terms "Permanently Disabled" and "Permanent Disability" shall mean Employee's inability, because of physical or mental illness or injury, to perform substantially all of his customary duties pursuant to this Agreement, and the continuation of such disabled condition for a period of ninety (90) continuous days, or for not less than one hundred eighty
    (180) days during any continuous twenty-four (24) month period. Whether Employee is Permanently Disabled shall be certified to Company by a Qualified Physician (as hereinafter defined), or if requested by Employee a panel of three Qualified Physicians. If Employee requests such a panel, Employee and Company shall each select a Qualified Physician who together shall then select a third Qualified Physician. The determination of the individual Qualified Physician or the panel, as the case may be, shall be binding and conclusive for all purposes. As used herein, the term "Qualified Physician' shall mean any medical doctor who is licensed to practice medicine in the State of Texas. Employee and Company may in any instance, and in lieu of a determination by a Qualified Physician or panel of Qualified Physicians, agree between themselves that Employee is Permanently Disabled.

2) The terms Permanent Disability and Permanently Disabled as used herein may have meanings different from those used in any disability insurance policy or

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    program maintained by Employee or Company.

3) VESTING ON DEATH OR DISABILITY. Upon any termination of this Agreement and Employee's employment hereunder by reason of Employee's death or Permanent Disability, as defined in Section 6(a) ("Death or Disability - Definition of Permanently Disabled and Permanent Disability"), provided that the terms and provisions of such plan and applicable law permit, any deferred or unvested portion of any award made to Employee in respect of any retirement, pension, profit sharing, long term incentive, and similar plans automatically shall become fully vested in Employee shall be nonforfeitable, and shall continue in effect and be redeemable by or payable to Employee (or his designated beneficiary or estate) at the time and on the same conditions as would have applied had Employee's employment not been so terminated.

4) TERMINATION DUE TO DEATH OR DISABILITY. If Employee dies or becomes Permanently Disabled during the Period of Employment, Employee's employment shall automatically cease and terminate as of the date of Employee's death.

5) In the case of Employee's death or Permanent Disability, Company shall pay Employee or Employee's estate or designated beneficiary a cash lump-sum payment of:

       i. any Base Salary and any incentive compensation accrued to Employee as di the date of Employee's death, or in the case of Employee's Permanent Disability, as of Employee's disability date;

       ii. Plus, 3.00 times the sum of:

             a) Employee's Base Salary in effect at the time of
                Employee's death or Permanent Disability;

             b) The greater of target annual incentive compensation in effect at the time of Employee's death or Permanent Disability or the average of the last two (2) years' bonus/annual incentive payout;

       iii.  unused vacation and/or other payments under Section 4; and

       iv.   acceleration of all vesting on any long-term incentives.

    In the event Employee's employment is terminated on account of Employee's Permanent Disability, he shall, so long as his Permanent Disability continues,

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    remain eligible for all benefits provided under any long-term disability programs of Company in effect at the time of such termination, subject to the terms and conditions of any such programs, as the same may be changed, modified, or terminated for or with respect to all senior management personnel of Company.

Section 7: TERMINATION BY THE COMPANY

1. TERMINATION FOR CAUSE. The Company may, by providing written notice to Employee, terminate the employment of Employee under this Agreement for "cause" at any time. The term "Cause' for purpose of this Agreement shall mean:

        i. Employee's conviction of or entrance of a plea of non contendere to a felony or to any other crime, which other crime is punishable by incarceration for a period of one (1) year or longer, or other conduct of a criminal nature that may have an adverse impact on Company's reputation and standing in the community; or

       ii. fraudulent conduct by Employee in connection with the business affairs of Company, regardless of whether said conduct is designed to defraud Company or others; or

       iii. theft, embezzlement, or other criminal misappropriation of funds by Employee, whether from Company or any other person; or

       iv. any breach of or Employee's failure to fulfill any of Employee's obligations, covenants, agreements, or duties under this Agreement

    If Employee's employment is terminated for Cause, the termination shall take effect upon on the effective date (pursuant to Section 20 ("Notices")) of written notice of such termination to Employee.

    In the event Employee's employment is terminated for Cause, Company shall have no obligation to pay Employee any amounts, including, but not limited to Base Salary, for or with respect to any period after the effective date of the termination of Employee's employment for Cause.

    If Company attempts to terminate Employee's employment pursuant to this
    Section 7(i) and it is ultimately determined that Company lacked Cause, the provisions of Section 7(ii)("Termination by Company-Termination Without Cause") shall apply, and Employee's sole and exclusive remedy for such breach of the Agreement by Company and/or any other damages that Employee shall have suffered or incurred


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    of any nature whatsoever, shall be to receive the payments expressly called for by Section 7(ii)("Termination by Company-Termination Without Cause") with interest on any past due payments at the rate of eight percent (8%) per year from the date on which the applicable payment would have been made pursuant to Section 7 ("Termination by Company-Termination Without Cause") plus Employee's costs and expenses (including but not limited to reasonable attorneys' fees) incurred in connection with such dispute.

2. TERMINATION WITHOUT CAUSE. The Company may, with or without reason, terminate Employee's employment under this Agreement without Cause at any time, by providing Employee thirty (30) days prior written notice of such termination. If Employee's employment is terminated pursuant to this Section 7 Employee shall not be obligated to render services to the company following the effective date of such notice. As Company's sole and exclusive obligation and duty to Employee resulting directly or indirectly from the termination of Employee's employment with Company and in full and complete settlement of any and all claims that Employee may have or claim to have arising directly or indirectly out of the termination of his employment with Company, Company shall pay Employee a cash lump sum payment of:

         i. any Base Salary and any incentive compensation accrued to Employee as of the date of Employee's termination.

         ii.  Plus, 3.00 times the sum of:

             a) Employee's Base Salary in effect at the time of
                Employee's termination;

             b) The greater of target annual incentive compensation in effect at the time of Employee's termination or the average of the last two (2) yearn' bonus/annual incentive payout; and

         iv.  unused vacation and/or other payments under Section 4, and;
         iv.  acceleration of all vesting on any long-term incentives.

     The Company shall allow Employee to continue participation in Company's group health insurance plan at Company's expense until the-earlier of:

         i.   Employee is gainfully employed by another employer; or

         ii. the end of the Period of Employment had Employee not so been terminated.

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Section 8: TERMINATION BY EMPLOYEE

1. TERMINATION-WITHOUT GOOD REASON. Employee shall have the right to terminate this Agreement and his employment hereunder at any time upon thirty (30) days prior written notice of such termination to Company. Upon the effective date of any such termination all obligations and rights of Employee and Company hereunder shall terminate and cease.

     In the event Employee's employment is terminated for without Good Reason, Company shall have no obligation to pay Employee any amounts, including, but not limited to Base Salary, for or with respect to any period after the effective date of the termination of Employee's employment without Good Reason.

   2. TERMINATION-WITH GOOD REASON. The Employee may resign for Good Reason, if Company:

         i. requires Employee to relocate his home, without Employee's consent; or

         ii. fails to provide Employee with the compensation and benefits called for by this Agreement; or

         iii. assigns Employee to a lower organizational level than the level at which he is on the date of this Agreement assigned, or substantially diminishes Employee's assignment, duties, responsibilities, or operating authority from those specified in
              Section 1 ("Duties"); or

         iv.  breaches this Agreement.

     Employee shall have the right to terminate this Agreement and his employment hereunder for Good Reason, if, thirty (30) days after the effective date of Employee's notice to Company of such circumstances constituting Good Reason, such circumstances continue to exist, and for all purposes of this Agreement any such termination of this Agreement by Employee for Good Reason shall have the same effects under this Agreement as the termination of Employee's employment without Cause per Section 7(2) ("Termination by Company-Termination Without Cause").


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Section 9: CHANGE-OF-CONTROL

The Employee may resign due to Change-of-Control of Company following the occurrence of any one (1) events:

         i. a tender offer or exchange is made and consummated for ownership of securities of Company representing twenty-five (25%) percent or more of the combined voting power of the then outstanding voting securities, AND at any time during any twelve (12) month-period, Company directors in office at the beginning of such period cease to constitute a majority of Company's Board of Directors, disregarding any vacancies occurring during such period by reasons of death or disability but deeming any. individual whose election; or nomination for election, by Company's physician and subscriber members, to fill such vacancy to have been in office at the beginning of such one (1) year prior; or

         ii. a merger or consolidation occurs to which Company is party, whether or not Company is the surviving entity; or

         iii. is divested, by sale, closure, liquidation, foreclosure, or other means, of fifty percent (50%) of its assets or business as now held or conducted.

         iv. the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For all purposes of this Agreement any such termination of this Agreement by Employee due to a Change-of-Control shall have the same effects under this Agreement as the termination of Employee's employment without Cause per Section 7(b) ("Termination by Company-Termination Without Cause").

Section 10: GROSS-UP

If and to the extent any payment made under this Agreement either alone or in conjunction with other payments Employee has the right to receive either directly or indirectly from Company (the "Total Payments"), would constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended, (the "Code") Company agrees to pay Employee an amount (the "Gross-up Payment"), such that after payment by Employee of all taxes, including interest and penalties imposed

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with respect to such taxes, including any excise
tax imposed by Section -4999 of the Code, (the "Excise Tax) Employee retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Total Payments.

Section 11: MEANS AND EFFECT OF TERMINATION

Any termination of Employee's employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination, if any such basis is required by the applicable provision(s) of this Agreement. The burden of establishing the existence of Cause or Good Reason shall be upon the terminating party. If Employee's employment is terminated by either party, then promptly after the effective date of such termination or in the manner and at the time or times provided in the relevant Section of this Agreement, Company promptly shall provide and pay to Employee, or, in the event of his death, his estate or heirs, all compensation, benefits, and reimbursements due or payable to Employee for the period to the effective date of the termination. To the extent permitted by applicable law, the calendar month in which Employee's employment is terminated shall be counted as a full month in determining amount and vesting of any benefits under benefit plans of Company.

Section 12: ASSIGNMENT

This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that, in the event of the merger, consolidation, or transfer or sale of all or substantially all of the assets of Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and- such successor shall discharge and perform all the promises, covenants, duties, and obligations of Company hereunder.

Section 13: GOVERNING LAW

This Agreement and the legal relations hereby created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of Texas.


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Section 14: ENTIRE AGREEMENT

This Agreement embodies the entire agreement of the parties hereto respecting the matters within its scope. This Agreement supersedes all prior agreements of the parties hereto on the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals, or understandings relating to the subject-matter hereof shall be deemed to be merged into this Agreement and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject-matter hereof, except as set forth herein.

Section 15: MODIFICATIONS

This Agreement shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and be signed by the parties hereto.

Section 16: WAIVER

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

Section 17: NUMBER AND GENDER

Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

Section 18: SECTION HEADINGS

The section headings in this Agreement are for the purpose of convenience only and shall not limit or otherwise affect any of the terms hereof.

Section 19: ATTORNEY'S FEES

Employee and Company agree that in any dispute resolution proceedings arising out of this Agreement the employee shall be entitled to its or his reasonable attorney's fees and costs incurred by it or his in connection with resolution of the dispute in addition to any other relief granted. Payable on a quarterly basis - satisfactory bills submitted.


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Section 20: SEVERABILITY

In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken. All portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Furthermore, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

Section 21: NOTICES

All notices under this Agreement shall be in writing arid shall be either personally delivered or mailed postage prepaid, by certified mail, return receipt requested:

             (a)  if to Company:  Playa Minerals & Energy, Inc
                                  650 North Sam Houston Pkwy E.
                                  Suite 500
                                  Houston, TX 77060


             (b)  if to Employee: Michael Ronca
                                  17318 Chagall Ln
                                  Spring, TX 77379

Notice shall be effective when personally delivered, or five (5) business days after being so mailed.

IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officer, and Employee has hereunto signed this Agreement, on the date first written above.

                               Playa Minerals & Energy, Inc. (the "Company")


                               By
                                 -----------------------------------------
                               Its
                                  ----------------------------------------



                               -------------------------------------------
                               Michael Ronca (the "Employee")